Exhibit 99.1

1111 South Arroyo Parkway 7084 P.O. Box 7084 Pasadena, California 91105-7084 U.S.A. 1.626.578.3500 Fax 1.626.578.6916	Press Release

FOR IMMEDIATE RELEASE	October 5, 2006

For additional information contact:

John W. Prosser, Jr.

Executive Vice President, Finance and Administration

626.578.6803

Jacobs Acquires W.H. Linder & Associates, Inc.

PASADENA, CALIF.—Jacobs Engineering Group Inc. (NYSE:JEC) announced today that they have acquired W.H. Linder & Associates, Inc., an upstream/offshore engineering firm based in Metairie, La.; and Houston, Texas.

Officials did not disclose the terms of the acquisition.

Linder is a full-service, multidisciplinary consulting engineering firm with over 300 people and 25 years of experience in the upstream/offshore market. They offer a comprehensive suite of engineering and support services; with their core services tailored to the oil & gas sector.

Jacobs operates from two major locations on the U.S. Gulf Coast (Houston and Baton Rouge), and serves their oil, gas, refining, chemical, and aerospace clients from those locations.

In making the announcement, Jacobs President Craig Martin stated, “We are pleased to announce the acquisition of this world-class organization. Linder complements our existing upstream business and plays an integral part in our strategic initiative to expand our upstream and offshore capabilities, widening the services that both companies offer to their respective clients.”

Jacobs, with over 42,000 employees and revenues approaching $7.0 billion, provides technical, professional, and construction services globally.

Any statements made in this release that are not based on historical fact are forward-looking statements. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain. We, therefore, caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements please refer to our 2005 Form 10-K, and in particular the discussions contained under Items 1 - Business, 3 - Legal Proceedings, and 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

Jacobs Engineering Group Inc.